Exhibit 99.1

Permex Petroleum Provides Clarification on prior news release issued February 28, 2024 Announcing Convertible Debenture Financing

VANCOUVER, BC, February 28, 2024 – Permex Petroleum Corporation (CSE: OIL) (OTC Pink: OILCF) (FSE: 75P) (“Permex” or the “Company”) is issuing this news release to clarify certain statements contained in its earlier news release issued today (the “Initial News Release”) with respect to the Company’s convertible debenture financing.

The Company inadvertently issued the Initial News Release, and advises that the Initial News Release should be disregarded in its entirety and replaced by the following disclosure regarding the convertible debenture financing.

Permex Petroleum Announces Convertible Debenture Financing

VANCOUVER, BC, February 28, 2024 – Permex Petroleum Corporation (CSE: OIL) (OTC Pink: OILCF) (FSE: 75P) (“Permex” or the “Company”) is pleased to announce that the Company intends to complete a private placement (the “Offering”) of convertible debenture units of the Company (the “Units”) for gross proceeds of up to US$20,000,000. Each Unit will consist of one convertible debenture (a “Debenture”) in the principal amount of US$1,000 and one common share purchase warrant (a “Warrant”). Each Warrant will be exercisable for a period of five years from the date of issuance for one common share of the Company (a “Share”) at an exercise price of US$4.08.

The Debentures will mature (the “Maturity Date”) on the earlier of: (i) one-year from the date of issuance or (ii) three-months from the date of issuance if the Company does not enter into a securities exchange, unit purchase or merger agreement with a third party to the reasonable satisfaction of a majority of the holders of Debentures. The Debentures will bear simple interest at a rate of 10%, payable on the Maturity Date or the date on which all or any portion of the Debenture is repaid. Interest will be paid in cash or Shares based on a conversion price of US$3.40 (the “Conversion Price”), subject to the approval of the Canadian Securities Exchange (the “Exchange”).

At any time during the Term, a holder of Debentures may elect to convert the outstanding principal and any accrued and unpaid interest thereon into Shares at the Conversion Price. The Debentures will automatically convert into Shares at the Conversion Price in the event the Company completes a financing of Shares for aggregate gross proceeds of at least US$7,500,000.

The proceeds of the Offering are expected to be used for general working capital purposes as well as potential mergers and acquisitions. ThinkEquity LLC is advisor to Permex in pursuing strategic alternatives.

The Units being offered in the Offering will be offered only to persons who either qualify as an “accredited investor” as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or who are located outside of the United States and are not a “U.S. person” as defined in Regulation S under the U.S. Securities Act. In connection with the Offering, the Company may pay finders’ fees as permitted by the policies of the Exchange. All securities issued pursuant to the Offering and underlying securities will be subject to a four-month hold period from the date of issuance pursuant to applicable Canadian securities laws, in addition to such other restrictions as may apply under applicable securities laws of jurisdictions outside of Canada.

None of the securities to be offered in the Offering or the underlying securities have been registered under the U.S. Securities Act or under any U.S. state securities laws and may not be offered or sold absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Contact Information

Permex Petroleum Corporation

Mehran Ehsan

President, Chief Executive Officer & Director

(469) 804-1306

Gregory Montgomery

Chief Financial Officer

(469) 804-1306

Or for investor relations, please contact:

Renmark Financial Communications Inc.

Steve Hosein: shosein@renmarkfinancial.com

Tel.: (416) 644-2020 or (212)-812-7680

www.renmarkfinancial.com

Forward-Looking Statements

This press release contains “forward-looking information” within the meaning of applicable securities laws that is intended to be covered by the safe harbours created by those laws. “Forward-looking information” includes statements that use forward-looking terminology such as “may”, “will”, “expect”, “anticipate”, “believe”, “continue”, “potential” or the negative thereof or other variations thereof or comparable terminology. Such forward-looking information includes, without limitation, information with respect to the completion of the Offering, Exchange approval of the Offering and the use of proceeds from the Offering.

Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management at the date the statements are made, including without limitation, that: the Company will complete the Offering as anticipated, or at all; the Company will be able to use the proceeds from the Offering as anticipated; and the Company will receive Exchange approval for the Offering. Furthermore, such forward-looking information involves a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward-looking information, including without limitation: the inability for the Company to close the Offering; the inability to use the proceeds from the Offering as expected; that the Company will not receive Exchange approval for the Offering; recent market volatility; and the state of the financial markets for the Company’s securities.

Although management of the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements or forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements and forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking statement, forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. We seek safe harbor.